Exhibit 99.1

(1)          The amount reported includes an aggregate of 13,716,535 shares of common stock of Hughes Telematics, Inc. (formerly Polaris Acquisition Corp., the “Issuer”), held of record by Communications Investments LLC (“Communications LLC”), Apollo Investment Fund V (PLASE), L.P. (“AIF V (PLASE)”) and Hughes Communications, Inc. (“HCI”).  The amount reported also includes an aggregate of 46,730,749 shares of common stock of the Issuer (the “Escrowed Shares”) that were issued in the name of Communications LLC, AIF V (PLASE) and HCI, respectively, and which are currently held in escrow in connection with the merger of Hughes Telematics, Inc. into the Issuer (which subsequently changed its name to Hughes Telematics, Inc.) on March 31, 2009 (the “Merger”).  Their respective portions of the Escrowed Shares will be released to Communications LLC, AIF V (PLASE) and HCI upon satisfaction of certain conditions, including achievement of specified stock prices for the Issuer’s common stock, and in the case of Communications LLC and AIF V (PLASE), some of their respective portions of the Escrowed Shares will also be subject to claims for indemnification from the Issuer and related parties pursuant to the terms of the agreement between the Issuer and Merged Co regarding the Merger.  Communications LLC serves as the fiduciary for Apollo German Partners V GmbH & Co. KG (“German V”) with respect to German V’s investment in the Issuer.  Apollo Verwaltungs V GmbH (“Apollo German GP”) is the general partner of German V.  Apollo Management V, L.P. (“Management V”) is the manager of each of Communications LLC and AIF V (PLASE), and is a special limited partner of German V and the sole shareholder of Apollo German GP.  Apollo Advisors V, L.P. (“Advisors V”) is the general partner of AIF V (PLASE) and a special limited partner of German V.  AIF V Management LLC (“AIF V Management”) is the general partner of Management V.   Apollo Investment Fund IV, L.P. (“AIF IV”), Apollo Overseas Partners IV, L.P. (“Overseas IV”), AIF IV/RRRR LLC (“RRRR LLC”), AP/RM Acquisition, LLC (“AP/RM LLC”) and ST/RRRR LLC (“ST LLC”) each hold shares of HCI’s common stock.  Apollo Management IV, L.P. (“Management IV”) is the manager of each of AIF IV, Overseas IV, RRRR LLC, AP/RM LLC and ST LLC.  Apollo Advisors IV, L.P. (“Advisors IV”) is the general partner of AIF IV and the managing general partner of Overseas IV.  Apollo Management, L.P. (“Apollo Management”) is the managing general partner of Management IV and the sole member and manager of AIF V Management.  Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP.  Apollo Management Holdings GP, LLC (“Holdings GP”) is the general partner of Management Holdings.  Apollo Capital Management IV, Inc. (“Capital Management IV”) is the general partner of Advisors IV.  Apollo Capital Management V, Inc. (“Capital Management V”) is the general partner of Advisors V.  Apollo Principal Holdings I, L.P. (“Apollo Principal”) is the sole stockholder of Capital Management IV and of Capital Management V.  Apollo Principal Holdings I GP, LLC (“Apollo Principal GP”) is the general partner of Apollo Principal.  Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers of Holdings GP and Apollo Principal GP.  Each of Communications LLC, AIF V (PLASE), German V, Management V, AIF V Management, Advisors V, Capital Management  V, Apollo German GP, HCI, AIF IV, Overseas IV, RRRR LLC, AP/RM LLC, ST LLC, Management IV, Advisors IV, Capital Management IV, Apollo Management, Management GP, Management Holdings, Holdings GP, Apollo Principal, Apollo Principal GP and Messrs. Black, Harris and Rowan disclaims beneficial ownership of the shares of common stock of the Issuer included in the amount reported herein, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of Messrs. Black, Harris and Rowan is c/o Apollo Management, L.P., 9 West 57th Street, New York, NY 10019.